Exhibit 10.5

FORM OF SECURITY AGREEMENT

SECURITY AGREEMENT

This Security Agreement (as amended, modified or otherwise supplemented from time to time, this “Security Agreement”) is made as of [●], 2016, by and between Cesca Therapeutics Inc., a Delaware corporation (together with its successors and assigns, the “Company”), and Boyalife Investment Inc. (the “Investor”).

RECITALS

A.     The Company, the Investor and Boyalife (Hong Kong) Limited have entered into a Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which the Company has issued a secured convertible debenture to the Investor, dated as of the date hereof (as amended, modified or otherwise supplemented from time to time (the “Debenture”), with an aggregate principal amount of $8,000,000 as of the Initial Closing (as defined in the Purchase Agreement), which principal amount shall increase by $4,500,000 as of the Subsequent Closing (as defined in the Purchase Agreement).

B.     In order to induce the Investor to enter into the Purchase Agreement and purchase the Debenture, the Company has agreed to enter into this Security Agreement and to grant the Investor the security interest in the Collateral described below.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company hereby agrees with the Investor as follows:

1.     Definitions and Interpretation. When used in this Security Agreement, the following terms have the following respective meanings:

“Collateral” has the meaning given to that term in Section 2 hereof.

“Obligations” means the obligations owed by the Company to the Investor under the Debenture.

“UCC” means the Uniform Commercial Code as in effect in the State of California from time to time.

All capitalized terms not otherwise defined herein shall have the respective meanings given in the Debenture. Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2.     Grant of Security Interest. As security for the Obligations, the Company hereby grants to the Investor a senior security interest of first priority in all right, title and interests of the Company in and to substantially all of the assets of the Company, whether now or hereafter acquired (collectively, the “Collateral”). Notwithstanding the foregoing, the security interest granted herein shall not extend to and the term “Collateral” shall not include any equipment or other property financed by a third party.

3.     Financing Statement. As soon as reasonably practicable following the date of this Agreement, the Company shall promptly execute and file a UCC-1 Financing Statement in a form reasonably acceptable to the Investor and reflecting the Investor’s first priority security interest in the Collateral (the “Financing Statement”).

4.     General Representations and Warranties. The Company represents and warrants to the Investor that upon the repayment of the outstanding debentures issued to the Sabby Affiliates (as defined in the Purchase Agreement) and subsequent filing of UCC-1 financing statements in the appropriate filing offices, the Investor has (or in the case of after-acquired Collateral, at the time the Company acquires rights therein, will have) a first priority perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing.

5.     Covenants Relating to Collateral. The Company hereby agrees (a) to perform all acts that may be necessary to maintain, preserve, protect and perfect the Collateral, the Lien (as defined in the UCC) granted to the Investor therein and the perfection and priority of such Lien; (b) not to use or permit any Collateral to be used (i) in violation in any material respect of any applicable law, rule or regulation, or (ii) in violation of any policy of insurance covering the Collateral; (c) to pay promptly when due all taxes and other governmental charges, all Liens and all other charges now or hereafter imposed upon or affecting any Collateral; and (d) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably deemed necessary or appropriate by the Investor to perfect, maintain and protect its Lien hereunder and the priority thereof and to deliver promptly upon the request of the Investor all originals of Collateral consisting of instruments.

6.     Default and Remedies.

(a)     Default. The Company shall be deemed in default under this Security Agreement upon the occurrence and during the continuance of an Event of Default (as defined in the Debenture).

(b)     Remedies. Upon the occurrence and during the continuance of any such Event of Default, the Investor shall have the rights of a secured creditor under the UCC, all rights granted by this Security Agreement and by law, including the right to: (a) require the Company to assemble the Collateral and make it available to the Investor at a place to be designated by the Investor; and (b) prior to the disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent the Investor deems appropriate. The Company hereby agrees that thirty (30) days’ notice of any intended sale or disposition of any Collateral is reasonable. In furtherance of the Investor’s rights hereunder, the Company hereby grants to the Investor an irrevocable, non-exclusive license, exercisable without royalty or other payment by the Investor, and only in connection with the exercise of remedies hereunder, to use, license or sublicense any patent, trademark, trade name, copyright or other intellectual property in which the Company now or hereafter has any right, title or interest together with the right of access to all media in which any of the foregoing may be recorded or stored.

(c)     Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by the Investor at the time of, or received by the Investor after, the occurrence of an Event of Default) shall be paid to and applied as follows:

(i)     First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances;

(ii)     Second, to the payment to the Investor of the amount then owing or unpaid under the Debenture (to be applied first to accrued interest and second to outstanding principal); and

(iii)     Third, to the payment of the surplus, if any, to the Company, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

7.     Miscellaneous.

(a)     Notices. All notices and other communications hereunder shall be in writing and shall be deemed received (a) on the date of delivery if delivered personally and/or by messenger service, (b) on the date of confirmation of receipt of transmission by facsimile (or, the first Business Day (as defined in the Purchase Agreement) following such receipt if (i) the date is not a Business Day or (ii) confirmation of receipt is given after 5:00 p.m., Pacific Time) or (c) on the date of confirmation of receipt if delivered by a nationally or internationally recognized courier service (or, the first Business Day following such receipt if (i) the date is not a Business Day or (ii) confirmation of receipt is given after 5:00 p.m., Pacific Time), to the parties at the following address or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

If to the Company:

Cesca Therapeutics Inc.

2711 Citrus Road

Rancho Cordova, California 95742

Attention: Chief Executive Officer

With a copy to:

Dorsey & Whitney LLP

305 Lytton Avenue

Palo Alto, CA, 94301

Attention: Evan Ng, Esq.

If to the Investor:

c/o Boyalife Group Ltd.

800 Jiefang Road East

Wuxi City, China 214002

(b)     Termination of Security Interest. Upon the payment in full of all Obligations and the cancellation, termination or conversion of the Debenture, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Company. Upon such termination the Investor hereby authorizes the Company to file any UCC termination statements necessary to effect such termination and the Investor will, at the Company’s expense, execute and deliver to the Company any additional documents or instruments as the Company shall reasonably request to evidence such termination.

(c)     Nonwaiver. No failure or delay on the Investor’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(d)     Amendments and Waivers. This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by the Company and the Investor. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(e)     Assignments. This Security Agreement shall be binding upon and inure to the benefit of the Investor and the Company and their respective successors and assigns; provided, however, that the Company may not sell, assign or delegate rights and obligations hereunder without the prior written consent of the Investor.

(f)     Cumulative Rights, etc. The rights, powers and remedies of the Investor under this Security Agreement shall be in addition to all rights, powers and remedies given to the Investor by virtue of any applicable law, rule or regulation of any governmental authority, the Purchase Agreement or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing the Investor’s rights hereunder. The Company waives any right to require the Investor to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in the Investor’s power.

(g)     Payments Free of Taxes, Etc. All payments made by the Company under the Debenture shall be made by the Company free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings. In addition, the Company shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Security Agreement. Upon request by the Investor, the Company shall furnish evidence satisfactory to the Investor that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

(h)     Partial Invalidity. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

(i)     Expenses. The Company shall pay on demand all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, incurred by the Investor in connection with custody, preservation or sale of, or other realization on, any of the Collateral or the enforcement or attempt to enforce any of the Obligations which is not performed as and when required by this Security Agreement.

(j)     Construction. This Security Agreement is the result of negotiations among, and has been reviewed by, the Company, the Investor and their respective counsel. Accordingly, this Security Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against the Company or the Investor.

(k)     Entire Agreement. This Security Agreement, taken together with the Purchase Agreement, the Debenture and the other documents contemplated therewith and thereby constitute and contain the entire agreement of the Company and the Investor and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(l)     Other Interpretive Provisions. References in this Security Agreement to any document, instrument or agreement (a) includes all exhibits, schedules and other attachments thereto, (b) includes all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Security Agreement refer to this Security Agreement, as the case may be, as a whole and not to any particular provision of this Security Agreement. The words “include” and “including" and words of similar import when used in this Security Agreement shall not be construed to be limiting or exclusive.

(m)     Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California without regard to the choice of law principles thereof (except to the extent governed by the UCC). Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of California located in Sacramento County and the United States District Court for the Northern District of California for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(n)     Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

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IN WITNESS WHEREOF, the Company and the Investor have caused this Security Agreement to be executed as of the day and year first above written.

CESCA THERAPEUTICS INC.

By:
Name:
Title:

AGREED:

Investor:

BOYALIFE INVESTMENT INC.

By:
Name:
Title:

(Signature Page to Cesca Therapeutics Inc. Security Agreement)